Exhibit 10.14

SUBSIDIARY PURCHASE AGREEMENT

This Subsidiary Purchase Agreement (this “Agreement”) is made and entered into as of January 14, 2014 by and among Northeast Automotive Holdings., Inc., a Nevada corporation (the “Company”) and William Solko (the “Purchaser”).

AGREEMENT

WHEREAS, Northeast Automotive Holdings., Inc. is the owner of 100% of the issued and outstanding shares of Northeast Automotive Acceptance Corp., a New York corporation (“NAAC”), which ownership is represented by one (1) share of NAAC common stock;

WHEREAS, the Purchaser to purchase NAAC from the Company and the Company desires to sell NAAC to the Purchaser.

In consideration of the terms hereof, the parties hereto agree as follows:

I. PURCHASE AND SALE OF NAAC

1.1 Transfer of Stock. Upon the terms and subject to the conditions hereof, on the date hereof, the Company sells, conveys, transfers, assigns and delivers to the Purchaser, and Purchaser purchases from the Company, a total of one (1) share of common stock, (the “NAAC Share”) of NAAC, free and clear of all liens, charges, or encumbrances of whatsoever nature

1.2 Purchase Price. Subject to the terms and conditions of this Agreement, the total purchase price for the NAAC Share (the “Purchase Price”) shall be the surrender and cancellation of 5,827,246 shares of the Company’s common stock owned by the Purchaser.

1.3 Deliveries at Closing. The Closing the parties shall each deliver the following to the other party:

a. The Company shall deliver to the Purchaser (a) a certificate representing the NAA Share, free and clear of all liens, charges, or encumbrances of whatsoever nature except for any restrictions on resale provided for under securities laws, and registered in the Purchaser’s name, and (a) true and complete copies of all books and records of NAAC.

b. The Purchaser shall deliver to the Company the Purchase Price in the form of a Stock Cancellation Agreement in the form attached hereto as Exhibit “A”.

II. REPRESENTATIONS AND WARRANTIES

OF SELLER.

The Seller hereby represents and warrants as follows:

2.1 Good Title. The Company is the sole and registered owner of the NAAC Share and the NAAC Share will be free and clear of any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance, restriction on sale or transfer, preemptive right or option or any other right of any third party of any nature whatsoever, except for any restrictions on resale provided for under securities laws.

2.2 Validly Issued. The NAAC Share constitutes, duly authorized, validly and legally issued shares of the NAAC’s common stock, fully-paid and non-assessable.

2.3 Capitalization. The Company is the sole owner of NAAC. As of the date hereof, NAAC has one (1) share of common stock issued and outstanding and no shares of Preferred Stock issued and outstanding There are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character which obligate or may obligate NAAC to issue any additional shares of any of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of any such capital stock. There are no voting trusts or other agreements or understandings with respect to the capital stock of NAAC to which NAAC or the Company are a party or by which NAAC or the Company are bound.

2.4 Indebtedness. The Company is not indebted to NAAC, and NAAC is not indebted to the Company.

III. REPRESENTATIONS AND WARRANTIES BY THE PURCHASER.

Purchaser represents and warrants to the Seller, as follows:

a.          The Purchaser has had adequate access to financial and other information concerning NAAC and such Purchaser has had the opportunity to ask questions of and receive answers from the Company concerning the transactions contemplated by this Agreement. Purchaser is the sole executive officer and director of NAAC and has full knowledge of NAAC’s operations, finances and prospects.

IV. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

4.1 Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

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V. MISCELLANEOUS

5.1         Restrictive Legends. The certificates representing the NAAC Share shall bear a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Ace), and may be transferred only pursuant to an effective registration statement under the Securities Act or in accordance with an applicable exemption from the registration requirements of the Securities Act.”

5.2 Further Assurances. From time to time, at the Purchaser’s request and without further consideration, the Company, shall execute and transfer such documents and will take such action as the Purchaser may reasonably request in order to effectively consummate the transactions herein contemplated.

5.3 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

5.4 Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

5.5 Headings. The section and paragraph headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement

5.6 Confidentiality. Each party hereby agrees that all information provided by the other party and identified as “confidential” will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement. If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

5.7 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Company:

If to the Purchaser:

Or such other address as either party may specify in writing.

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5.8 Effect. In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

5.9 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties, on the date first above written.

The Company:

Northeast Automotive Holdings, Inc.

/s/ William Solko

By:	William Solko

Title:	President/CEO

Purchaser:

/s/ William Solko

William Solko

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SCHEDULE A

STOCK CANCELLATION AGREEMENT

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STOCK CANCELLATION AGREEMENT

THIS STOCK CANCELLATION AGREEMENT (this "Agreement") is made and entered into effective as of January 14, 2014, by and between Northeast Automotive Holdings, Inc., a Nevada corporation (the "Company"), and William Solko (the "Stockholder").

WITNESSETH:

WHEREAS, the Board of Directors of the Company has approved a proposed Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company and Kogeto Acquisition Corp., a Delaware corporation to be newly-formed by the Company for purposes of the Merger (as hereinafter defined) and Kogeto, Inc. ("Kogeto"), a Delaware corporation, pursuant to which Kogeto will be merged (the "Merger") with and into Kogeto Acquisition Corp., and Kogeto will be the surviving corporation of the Merger;

WHEREAS, pursuant to the terms of the Merger Agreement, Stockholder is obligated to purchase the Company's Northeast Automotive Acceptance Corp., a New York corporation ("NAAC") in exchange for the cancellation of 5,827,246 shares of the Company's common stock owned by the Stockholder (the "Purchase Price");

WHEREAS, on April 22, 2008, the Stockholder was issued a total of 10,000,000 shares of the Company's Series A Convertible Super Preferred Stock in exchange for the cancellation of certain debt held by the Stockholder pursuant to the terms of a Debt Exchange Agreement between the Stockholder and the Company dated April 22, 2008;

WHEREAS, on April 22, 2011, pursuant to the terms of Section 4 of the Company's Certificate of Designation of the Company's Series A Convertible Super Preferred Stock filed with the Secretary of State of the State of Nevada on April 24, 2008, the Stockholder's 10,000,000 shares of the Company's Series A Convertible Super Preferred Stock automatically converted into 10,000,000 shares of the Company's common stock (the "Stockholder's Shares");

WHEREAS, the Company did not issue to the Stockholder a certificate for the Stockholder's Shares;

WHEREAS, the Stockholder and the Company desire to document the cancellation of the Purchase Price Shares as well as the issuance of a certificate to the Stockholder for the balance of the Stockholder Shares (less the Purchase Price).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. **Cancellation of Shares**. Stockholder hereby acknowledges that no certificate for the Stockholder's Shares has been issued to the Stockholder and Stockholder hereby agrees to cancel the total of 5,827,246 shares of the Company's common stock (the "Cancelled Shares") which represents the Purchase Price and such shares are hereby canceled and without further force and effect as of the date hereof. Stockholder agrees to provide to the Company's transfer agent any additional documentation which the transfer agent may require to document the cancellation of the shares. Following this cancellation, the Stockholder shall have no rights whatsoever with respect to the unvested Common Stock Equivalents or the unvested Options.

2. **Issuance of Certificate for Balance of Shares**. The Company shall immediately, but in any event within five (5) business days, deliver to the Stockholder and/or its designees, stock certificate(s) representing the balance of the Stockholder Shares less the Cancelled Shares.

3. **Representations of Stockholder.** The Stockholder represents and warrants to the Company, as of the date hereof, that:

a. Stockholder has the legal capacity to execute, deliver and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by Stockholder and is a valid and legally binding agreement of Stockholder enforceable against him in accordance with its terms.

b. Stockholder owns all of the Stockholder Shares, is the sole holder of record of the Stockholder Shares, and is the beneficial owner of the Stockholder Shares, free and clear of all Liens, and there exists no restriction on the cancellation of the Stockholder Shares.

If to the Company: